UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2009

CAMDEN LEARNING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-52919	83-0479936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 East Pratt Street, Suite 1200 Baltimore, MD	21202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 878-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ADDITIONAL INFORMATION AND FORWARD-LOOKING STATEMENTS

CAMDEN LEARNING CORPORATION (“CAMDEN”) AND DLORAH, INC. (“DLORAH”) CLAIM THE PROTECTION OF THE SAFE HARBOR FOR “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS ARE STATEMENTS THAT ARE NOT HISTORICAL FACTS. SUCH FORWARD-LOOKING STATEMENTS, BASED UPON THE CURRENT BELIEFS AND EXPECTATIONS OF MANAGEMENT OF CAMDEN AND DLORAH REGARDING, AMONG OTHER THINGS, CAMDEN’S BUSINESS COMBINATION WITH DLORAH DISCUSSED HEREIN AND THE BUSINESS OF DLORAH, ARE SUBJECT TO RISKS AND UNCERTAINTIES, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE FORWARD-LOOKING STATEMENTS. THE FOLLOWING FACTORS, AMONG OTHERS, COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE SET FORTH IN THE FORWARD-LOOKING STATEMENTS: CHANGING INTERPRETATIONS OF GENERALLY ACCEPTED ACCOUNTING PRINCIPLES; CONTINUED COMPLIANCE WITH GOVERNMENT REGULATIONS; CHANGING LEGISLATION OR REGULATORY ENVIRONMENTS; REQUIREMENTS OR CHANGES AFFECTING THE BUSINESS IN WHICH DLORAH IS, AND CAMDEN WILL BE, ENGAGED; MANAGEMENT OF GROWTH; INTENSITY OF COMPETITION; GENERAL ECONOMIC CONDITIONS; AS WELL AS OTHER RELEVANT RISKS DETAILED IN CAMDEN’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) IN CONNECTION WITH THE BUSINESS COMBINATION. THE INFORMATION SET FORTH HEREIN SHOULD BE READ IN LIGHT OF SUCH RISKS. NEITHER CAMDEN NOR DLORAH ASSUMES ANY OBLIGATION TO UPDATE THE INFORMATION CONTAINED IN THIS CURRENT REPORT.

THE INFORMATION ON DLORAH’S WEBSITE IS NOT, AND SHALL NOT BE DEEMED TO BE, A PART OF THIS CURRENT REPORT OR INCORPORATED IN FILINGS CAMDEN MAKES WITH THE SEC.

THIS COMMUNICATION SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES, NOR SHALL THERE BE ANY SALE OF SECURITIES IN ANY JURISDICTIONS IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.  NO OFFERING OF SECURITIES SHALL BE MADE EXCEPT BY MEANS OF A PROSPECTUS MEETING THE REQUIREMENTS OF SECTION 10 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Item 8.01.	Other Events

Camden Learning Corporation (the “Company”) today announced the consummation and completion of a business combination with Dlorah, Inc., a privately held company that owns and operates National American University, after warrantholders and stockholders of the Company approved all proposals at today’s Special Meeting of Warrantholders and Special Meeting of Stockholders, respectively.

At the Special Meeting of Warrantholders, warrantholders approved the proposed amendment to the warrant agreement governing the Company’s outstanding publicly-traded warrants.  Approval of the amendment to the warrant agreement was a condition to the proposed business combination (the “Merger”) among the Company, Dlorah Subsidiary, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), and Dlorah, Inc., a South Dakota corporation (“Dlorah), under which Merger Sub is to merge with and into Dlorah with Dlorah surviving as a wholly-owned subsidiary of the Company.  The amendment of the warrant agreement approved today requires the redemption of all of the outstanding publicly-traded warrants, at a price of $.50 per warrant immediately following the closing of the Merger.

At the Special Meeting of Stockholders, the Merger was approved.  The Merger was consummated shortly thereafter.  As a result of the Merger, Dlorah became a wholly-owned subsidiary of the Company.

In accordance with the terms of the Merger, all of the issued and outstanding equity interests in Dlorah were automatically converted into (i) 100,000 shares of Class A Common Stock, par value $.0001 per share, which is convertible into 15,730,000 shares of Company common stock, par value $.0001 per share, (ii) 2,800,000 newly issued common stock purchase warrants to purchase up to 2,800,000 shares of Company common stock at a price of $5.50 per share, and (iii) 250,000 shares of restricted Company common stock, which shall not be freely tradable until such time as the Company common stock trades at or above $8.00 per share for any sixty (60) consecutive trading day period.  The units and warrants of the Company are expected to cease trading on the OTCBB at the close of business on November 24, 2009.

At the Special Meeting of Stockholders, the Company’s stockholders also approved the following related proposals: (i) an amendment to the amended and restated certificate of incorporation of the Company to change the name of the Company from “Camden Learning Corporation” to “National American University Holdings, Inc.”, (ii) an amendment to the amended and restated certificate of incorporation of the Company to increase the authorized capital stock from 21,000,000 shares, consisting of 20,000,000 shares of common stock and 1,000,000 shares of preferred stock, to 51,100,000 shares, consisting of 50,000,000 shares of common stock, 100,000 shares of Class A Stock and 1,000,000 shares of preferred stock, (iii) an amendment to the amended and restated certificate of incorporation of the Company to create a new class of common stock designated as Class A Common Stock, par value $0.0001 per share, (iv) an amendment to the amended and restated certificate of incorporation of the Company to eliminate certain special purpose acquisition company provisions therein, which among other things, provide for the Company’s perpetual existence following the Merger, and (v) the adoption of the Company’s 2009 Stock Option and Compensation Plan.

The Merger was approved by more than 64% of the stockholders of Camden voting at the Special Meeting of Stockholders.  A total of approximately 1,877,418 shares issued in the Company’s initial public offering were cast at the Special Meeting of Stockholders in opposition to the Merger and elected to be converted into a pro rata portion of the proceeds from the Company’s initial public offering held in trust ($7.92 per share), representing less than 30% of the shares issued in the Company’s initial public offering.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release, dated November 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 23, 2009	CAMDEN LEARNING CORPORATION

	By:	/s/ David Warnock
	Name:	David Warnock
	Title:	President and Chief Executive Officer